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                                                                     EXHIBIT 3.1

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE     PAGE 1

                            -----------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "I.T. TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 1999, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                        /s/ EDWARD J. FREEL
                          [SEAL]        -----------------------------------
                                        Edward J. Freel, Secretary of State

2997302 8100                            AUTHENTICATION:      9555341

991042262                                         DATE:      02-02-99

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                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 02/02/1999
                                                      991042262 - 2997302

                          CERTIFICATE OF INCORPORATION

                                       OF

                             I.T. Technology, Inc.

                                   * * * * *

        The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware ("DGCL"), certifies as follows:

        1. The name of the corporation is: I.T. Technology, Inc.

        2. The address of its registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is Paracorp Incorporated.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

        4. This Corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is one hundred million (100,000,000) each with $.001 per share par value and the number of Preferred shares which the corporation is authorized to issue is twenty five million (25,000,000) each with $.001 per share par value, which preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors, each of which series shall be distinctly designated. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of preferred stock, and the number of shares of any such series, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

        5. The name and mailing address of the incorporator is as follows:

        NAME                               MAILING ADDRESS
        ----                               ---------------

        Tanya Schneider               c/o Jeffer, Mangels, Butler & Marmaro, LLP
                                      2121 Avenue of the Stars, 10th Floor
                                      Los Angeles, California 90067

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        6. The corporation is to have perpetual existence.

        7. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws.

        8. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the corporation.

        9. Any action required or permitted to be taken by the stockholders of the corporation shall be effected at a duly called annual meeting or special meeting of stockholders of the corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL. Except as otherwise required by law, stockholders may not call any special meeting of stockholders and special meetings of stockholders may only be called by the Board of Directors of the corporation.

        10. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

        11. No stockholder of the corporation shall by reason of holding shares of any class of stock have any cumulative voting right. At all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series of series thereof shall only be entitled to one vote for each share of capital stock held by such stockholder.

        12. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this



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corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        13. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

        14. The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

        15. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article 15.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2 day of February, 1999.

                                       /s/ Tanya Schneider
                                       ------------------------------------
                                       Tanya Schneider, Incorporator


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